Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

Boundless Bio, Inc.

(Exact name of registrant as specified in its charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	4,615,461 shares (2)	$16.00 (3)	$73,847,376.00	$147.60 per $1,000,000	$10,899.87

Equity	Common stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	511,605 shares (4)	$16.00 (5)	$8,185,680.00	$147.60 per $1,000,000	$1,208.21

Equity	Common stock, $0.0001 par value per share	Rule 457(h)	3,635,088 shares (6)	$5.07 (7)	$18,429,896.16	$147.60 per $1,000,000	$2,720.25

Equity	Common stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	695,757.00 shares (8)	$16.00 (3)	$11,132,112.00	$147.60 per $1,000,000	$1,643.10

Total Offering Amounts					$111,595,064.16		$16,471.43

Total Fee Offsets (9)							$0

Net Fee Due							$16,471.43

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers an indeterminate number of additional shares that may be issued pursuant to the above-named plans as the result of any future stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)

Represents 4,615,461 shares of common stock issuable under the Boundless Bio, Inc. 2024 Incentive Award Plan (the “2024 Plan”), which number consists of (a) 2,271,427 shares of common stock initially available for future grants under the 2024 Plan, (b) 24,841 shares of common stock that remain available for issuance under the Boundless Bio, Inc. 2018 Equity Incentive Plan, as amended (the “2018 Plan”), that became available for issuance under the 2024 Plan upon its effectiveness, and (c) up to an additional 2,319,193 shares of common stock that may become issuable under the 2024 Plan pursuant to its terms. To the extent outstanding awards under the 2024 Plan or the 2018 Plan are forfeited or lapse unexercised, the shares of common stock subject to such awards will be available for future issuance under the 2024 Plan. See footnote 6 below.

(3)

This estimate is made pursuant to Rule 457 of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is based on the initial public offering price of the registrant’s common stock set forth on the cover page of the registrant’s prospectus dated March 27, 2024 relating to its initial public offering.

(4)

Represents 511,605 shares of common stock subject to outstanding options under the 2024 Plan. To the extent outstanding options under the 2024 Plan are forfeited or lapse unexercised, the shares of common stock subject to such awards will be available for future issuance under the 2024 Plan. See footnote 2 above.

(5)

This estimate is made pursuant to Rule 457 of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is $16.00 per share, which is the weighted average exercise price of outstanding options granted under the 2024 Plan being registered. Each of the options has an exercise price per share equal to the initial public offering price of the registrant’s common stock set forth on the cover page of the registrant’s prospectus dated March 27, 2024 relating to its initial public offering.

(6)

Represents 3,635,088 shares of common stock subject to outstanding options under the 2018 Plan. To the extent outstanding options under the 2018 Plan are forfeited or lapse unexercised, the shares of common stock subject to such awards will be available for future issuance under the 2024 Plan. See footnote 2 above.

(7)

This estimate is made pursuant to Rule 457 of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is $5.07 per share, which is the weighted average exercise price of outstanding options granted under the 2018 Plan being registered.

(8)

Represents 695,757.00 shares of common stock issuable under the Boundless Bio, Inc. 2024 Employee Stock Purchase Plan (the “ESPP”), which number consists of (a) 231,919 shares of common stock initially available for future grants under the ESPP, and (b) up to an additional 463,838 shares of common stock that may become issuable under the ESPP pursuant to its terms.

(9)	The Registrant does not have any fee offsets.